PALATIN                                                 214 CARNEGIE CENTER
TECHNOLOGIES                                            SUITE 100
                                                        PRINCETON, NJ 08540

                                                        TEL: 609 520 1911
                                                        FAX: 609 452 0880

                                                        NEWS RELEASE

FOR RELEASE JULY 22, 1996 AT 7:30 AM EDT
- ----------------------------------------
Contact: Joe Allen (investors)           or           John McDonough
         Owen Daley (media)                           Palatin Technologies, Inc.
         Allen & Caron, Inc/SouthCoast Communications (609) 520-1911
         (714) 252-8440


                  PALATIN TECHNOLOGIES INC TO TRADE AS "PLTN"

PRINCETON, NJ (July 22, 1996) .... Palatin Technologies, Inc (EBB:PLTN),
previously traded as IFLM, today announced that it will trade under the new symbol PLTN beginning with the opening of the market today. Palatin is a developer of proprietary monoclonal antibody and enabling peptide-based technologies for cancer therapy, diagnostic imaging and ethical drug development. According to Palatin Chairman, President and CEO Edward J. Quilty, an amendment to the Company's charter has become effective that changes the Company's name from Interfilm Inc. to Palatin Technologies Inc, increases its authorized Common stock and effects a 1:10 reverse stock split resulting in 11,539,000 Common shares outstanding. As previously announced, Palatin intends to seek listing on the Nasdaq Small Cap.

        Palatin Technologies, Inc. is a development stage company dedicated to developing and commercializing products and technologies for diagnostic imaging, cancer therapy and ethical drug development based upon its proprietary monoclonal antibody, radiolabeling and enabling peptide platform technolgies.